SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 14, 2004

(Date of earliest event reported)

HEALTH NET, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21650 OXNARD STREET, WOODLAND HILLS, CALIFORNIA 91367

(Address of principal executive offices, including zip code)

(818) 676-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure.

On May 14, 2004, the Board of Directors of Health Net, Inc., a Delaware corporation (the “Registrant” or the “Company”), approved and adopted the Third Amendment to Rights Agreement, dated as of May 14, 2004 (the “Amendment”), by and among the Registrant and Computershare Investor Services, L.L.C., a Delaware limited liability company (“Computershare”). The Amendment amends the Rights Agreement, dated as of June 1, 1996 and amended as of October 1, 1996 and May 3, 2001 (as so amended, the “Pre-Amendment Agreement”), between the Registrant and Computershare, as Rights Agent (such Pre-Amendment Agreement, as amended by the Amendment, being referred to hereinafter as the “Rights Agreement”).

The Amendment provides for changes to the definition of “Acquiring Person” under the Pre-Amendment Agreement so as to permit a Passive Institutional Investor (as defined in the Rights Agreement) to be or become the beneficial owner of common stock of the Company representing less than 20% of the shares of common stock then outstanding without becoming an Acquiring Person, as long as the Passive Institutional Investor continues to meet the definition of such term as set forth in the Rights Agreement. (The Pre-Amendment Agreement permitted a Passive Institutional Investor to be or become the beneficial owner of common stock of the Company representing less than 17.5% of the shares of common stock then outstanding without becoming an Acquiring Person, as long as the Passive Institutional Investor continued to meet the definition of such term as set forth in the Pre-Amendment Agreement). Generally, a Passive Institutional Investor is defined as a person who or which, as of March 14, 2001, was the beneficial owner of shares of common stock representing 15% or more of the shares of common stock then outstanding and had a Schedule 13G on file with the Securities and Exchange Commission with respect to such beneficial ownership, so long as such person is an institutional investor that acquired the common stock in the ordinary course of its business, that is not required to (and does not) report its beneficial ownership on a Schedule 13D under the Exchange Act and that meets certain other criteria relating to such institutional investor’s not having a purpose to control or influence the management or policies of the Company.

The Amendment also removes certain references in the Pre-Amendment Agreement to the Company’s Class B Convertible Common Stock, $.001 par value per share, reflecting the elimination of such class of securities as a result of an amendment and restatement of the Company’s certificate of incorporation that became effective May 13, 2004.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as an exhibit and incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.1	Third Amendment to Rights Agreement, dated as of May 14, 2004, by and among the Registrant and Computershare Investor Services, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ B. Curtis Westen
Name:	B. Curtis Westen
Title:	Senior Vice President, General Counsel and Secretary

Date: May 19, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Amendment to Rights Agreement, dated as of May 14, 2004, by and among the Registrant and Computershare Investor Services, L.L.C.